Exhibit 99.1

EARNINGS RELEASE

Investor and Media Contacts:
Kelly Loeffler, VP, Investor Relations & Corp. Communications
IntercontinentalExchange
770-857-4726
kelly.loeffler@theice.com

Melanie Shale, Director of Investor & Public Relations
IntercontinentalExchange
770-857-2532
melanie.shale@theice.com

IntercontinentalExchange Reports 12% increase in Second Quarter Adjusted Diluted EPS of $1.69; GAAP Diluted EPS of $1.64; Revenues up 10% to $325 Million

ATLANTA, GA (August 3, 2011) -- IntercontinentalExchange, Inc. (NYSE: ICE), a leading operator of regulated global exchanges, clearing houses and over-the-counter (OTC) markets, today reported financial results for the second quarter of 2011. Consolidated revenues increased 10% to $325 million. Consolidated net income attributable to ICE was $121 million, up 19% versus the second quarter of 2010. Diluted earnings per share (EPS) increased 21% to $1.64.

Second quarter 2011 adjusted consolidated net income attributable to ICE, which excludes acquisition-related transaction costs during the quarter, grew 11% to $125 million and adjusted diluted EPS increased 12% to $1.69. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on adjusted net income attributable to ICE and adjusted diluted EPS.

Said ICE Chairman and CEO Jeffrey C. Sprecher: “ICE’s second quarter results in an uncertain economic and regulatory environment demonstrate our strong position in global energy, agricultural and financial markets. Our continued progress in clearing, new product development and technology has produced a diverse and innovative business model that effectively serves the ongoing risk-management needs of our customers around the world.”

ICE SVP and CFO Scott Hill added: “We continue to deliver consistently strong financial results, extending our multi-year track record of double-digit top- and bottom-line growth. ICE remains focused on delivering consistent growth and long-term customer and shareholder value by executing our strategic plan, investing prudently and managing expense in a disciplined manner.”

Second Quarter 2011 Results
Second quarter 2011 consolidated revenues increased 10% from the second quarter of 2010 to $325 million. Consolidated transaction and clearing revenues increased 9% to $289 million. The increase in transaction and clearing revenue was driven primarily by record trading volume in ICE’s Brent crude and Gasoil futures and options contracts, as well as solid OTC energy volumes.

Transaction and clearing revenues in ICE’s futures segment grew 15% to $149 million in the second quarter. Average daily volume (ADV) in ICE’s futures segment was 1.5 million contracts, up 5% from the prior-year second quarter.

Transaction and clearing revenues in ICE's global OTC segment grew 3% to $140 million in the second quarter of 2011. Average daily commissions (ADC) for ICE’s OTC energy business increased 7% to $1.5 million. Revenues from ICE’s credit default swap (CDS) trade execution and clearing business totaled $41 million in the second quarter of 2011, including $17 million from CDS clearing.

Consolidated market data revenues were a record $31 million in the second quarter of 2011, up 13% from the prior second quarter. Consolidated other revenues were $6 million.

Consolidated operating expenses were $134 million in the quarter, an increase of 14% from the second quarter of 2010. This increase was primarily attributable to an increase in amortization expenses relating to the addition of intangible assets associated with the acquisition of Climate Exchange plc in the third quarter of 2010, and transaction costs associated with the proposed acquisition of NYSE Euronext during the quarter.

Consolidated operating income increased 7% to $191 million in the quarter. Operating margin was 59% in the second quarter of 2011.

The effective tax rate for the second quarter of 2011 was 32% compared to 34% for the prior second quarter.

First Half 2011 Results
Consolidated revenues in the first half of 2011 grew 14% to $659 million. First half futures volumes increased 15% to 191 million contracts, driving futures transaction and clearing revenue growth to $306 million, up 21% from the first half of 2010. ADV in the first half of the year was 1.5 million contracts, up 14% from the first six months of 2010.

Global OTC segment transaction and clearing revenues were $281 million in the first half of the year, up 7% from the first half of 2010. ADC in ICE’s OTC energy markets were $1.6 million in the first half of 2011, up 13% from the same period of 2010. Consolidated market data revenues increased 11% to $60 million and consolidated operating margin was 60% for the first half of 2011.

Cash flows from operations totaled $321 million in the first half of 2011, up 24% year-over-year. Capital expenditures during the first half of 2011 were $14 million and capitalized software development costs totaled $16 million.

Unrestricted cash and investments were $757 million as of June 30, 2011. At the end of the second quarter, ICE had $457 million in outstanding debt.

Financial Guidance and Additional Information
•	ICE expects CDS clearing revenues in the range of $35 million to $37 million in the second half of 2011.
•	Including capitalized software, ICE expects capital expenditures in the range of $25 million to $28 million in the second half of 2011.
•	ICE expects transaction costs related to the Cetip investment in the range of $5 million to $8 million for the three months ending September 30, 2011.
•
ICE's diluted share count for the third quarter of 2011 is expected to be in the range of 73.8 million to 74.8 million weighted average shares outstanding, and the diluted share count for fiscal year 2011 in the range of 74.0 million to 75.0 million weighted average shares outstanding. ICE’s remaining capacity in its share repurchase program is $185 million.

Earnings Conference Call Information
ICE will hold a conference call today, August 3, at 8:30 a.m. ET to review its second quarter 2011 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com under About ICE/Investors & Media. Participants may also listen via telephone by dialing 877-674-6420 from the United States, or 708-290-1370 from outside the United States. Telephone participants should dial in ten minutes prior to the start of the call. The call will be archived on the company's website for replay.

Historical futures volume and OTC commission data can be found at:
http://ir.theice.com/supplemental.cfm

About IntercontinentalExchange
IntercontinentalExchange (NYSE: ICE) is a leading operator of regulated futures exchanges and over-the-counter markets for agricultural, credit, currency, emissions, energy and equity index contracts. ICE Futures Europe hosts trade in half of the world’s crude and refined oil futures. ICE Futures U.S. and ICE Futures Canada list agricultural, currencies and Russell Index markets. ICE is also a leading operator of central clearing services for the futures and over-the-counter markets, with five regulated clearing houses across North America and Europe. ICE serves customers in more than 70 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, IntercontinentalExchange & Design, ICE, ICE and block design, ICE Futures Canada, ICE Futures Europe, ICE Futures U.S., ICE Trust, ICE Clear Europe, ICE Clear U.S., ICE Clear Canada, The Clearing Corporation, U.S. Dollar Index, ICE Link and Creditex. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml.

Forward-Looking Statements
This press release may contain "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding IntercontinentalExchange's business that are not historical facts are forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. These statements are not guarantees of future performance and actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement. The factors that might affect our performance include, but are not limited to: our business environment and industry trends; conditions in global financial markets; domestic and international economic conditions, including the U.S. government’s negotiations to increase the U.S. debt ceiling; volatility in commodity prices; changes in laws and regulations; increasing competition and consolidation in our industry; our ability to identify and effectively pursue acquisitions and strategic alliances and successfully integrate the companies we acquire on a cost-effective basis; the success of our clearing houses and our ability to minimize the risks associated with operating multiple clearing houses in multiple jurisdictions; technological developments, including clearing developments; the accuracy of our cost estimates and expectations, including, without limitation, those set forth in this press release under "Financial Guidance and Additional Information"; our belief that cash flows will be sufficient to service our debt and fund our working capital needs and capital expenditures at least through the end of 2012; our ability to develop new products and services; protecting our intellectual property rights; not violating the intellectual property rights of others; potential adverse litigation results; our belief in our electronic platform and disaster recovery system technologies; identification of trends and how they will impact our business; and our ability to gain access to comparable products and services if our key technology contracts were terminated. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's most recent Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on February 9, 2011, and ICE’s Quarterly Report on Form 10-Q that is expected to be filed on or around August 3, 2011.  These filings are also available in the Investors & Media section of our website. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligations to disclose material information under the Federal securities laws, ICE undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this press release

Consolidated Unaudited Financial Statements
IntercontinentalExchange, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Transaction and clearing fees, net	$587,550	$515,922	$288,540	$264,860
Market data fees	60,119	54,039	30,699	27,186
Other	11,829	7,814	5,979	4,109
Total revenues	659,498	577,775	325,218	296,155
Operating expenses: Compensation and benefits	123,814	117,110	62,176	58,870
Professional services	16,227	16,578	8,422	8,029
Acquisition-related transaction costs	9,314	2,043	5,877	1,498
Selling, general and administrative	49,699	43,806	25,028	21,549
Depreciation and amortization	65,968	56,128	32,837	27,914
Total operating expenses	265,022	235,665	134,340	117,860
Operating income	394,476	342,110	190,878	178,295
Other income (expense):
Interest and investment income	1,834	1,066	846	340
Interest expense	(16,577)	(14,612)	(8,371)	(7,502)
Other expense, net	(561)	(16,013)	(285)	(15,317)
Total other expense, net	(15,304)	(29,559)	(7,810)	(22,479)
Income before income taxes	379,172	312,551	183,068	155,816
Income tax expense	124,646	106,506	58,696	53,289
Net income	$254,526	$206,045	$124,372	$102,527
Net income attributable to noncontrolling interest	(4,257)	(3,194)	(3,007)	(839)
Net income attributable to IntercontinentalExchange, Inc.	$250,269	$202,851	$121,365	$101,688

Earnings per share attributable to IntercontinentalExchange, Inc. common shareholders:
Basic	$3.41	$2.75	$1.65	$1.37
Diluted	$3.37	$2.72	$1.64	$1.36
Weighted average common shares outstanding:
Basic	73,435	73,818	73,437	73,960
Diluted	74,169	74,645	74,138	74,763

IntercontinentalExchange, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	June 30, 2011	Dec. 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$756,674	$621,792
Short-term restricted cash	70,720	75,113
Short-term investments	—	1,999
Customer accounts receivable	165,758	114,456
Margin deposits and guaranty funds	26,890,055	22,712,281
Prepaid expenses and other current assets	48,347	50,137
Total current assets	27,931,554	23,575,778
Property and equipment, net	99,458	94,503
Other noncurrent assets:
Goodwill	1,938,854	1,916,055
Other intangible assets, net	899,717	890,818
Long-term restricted cash	146,495	144,174
Other noncurrent assets	24,795	20,931
Total other noncurrent assets	3,009,861	2,971,978
Total assets	$31,040,873	$26,642,259
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$82,086	$65,162
Accrued salaries and benefits	38,436	53,769
Current portion of licensing agreement	22,668	18,268
Current portion of long-term debt	267,250	252,750
Income taxes payable	26,767	6,307
Margin deposits and guaranty funds	26,890,055	22,712,281
Other current liabilities	45,773	18,847
Total current liabilities	27,373,035	23,127,384

Noncurrent liabilities:
Noncurrent deferred tax liability, net	265,217	268,249
Long-term debt	190,000	325,750
Noncurrent portion of licensing agreement	84,622	60,325
Other noncurrent liabilities	41,469	43,786
Total noncurrent liabilities	581,308	698,110
Total liabilities	27,954,343	23,825,494

EQUITY
IntercontinentalExchange, Inc. shareholders’ equity:
Common stock	789	785
Treasury stock, at cost	(489,145)	(453,822)
Additional paid-in capital	1,781,789	1,745,424
Retained earnings	1,697,692	1,447,423
Accumulated other comprehensive income	58,078	37,740
Total IntercontinentalExchange, Inc. shareholders’ equity	3,049,203	2,777,550
Noncontrolling interest in consolidated subsidiaries	37,327	39,215
Total equity	3,086,530	2,816,765
Total liabilities and equity	$31,040,873	$26,642,259

Non-GAAP Financial Measures and Reconciliation

Below we provide adjusted net income attributable to ICE and adjusted earnings per share attributable to ICE common shareholders as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our U.S. generally accepted accounting principles (GAAP) results, and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below are not part of our core business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We strongly recommend that investors review the GAAP financial measures included in our Quarterly Report on Form 10-Q for the period ended June 30, 2011, including our consolidated financial statements and the notes thereto.

During the six months and three months ended June 30, 2011 and 2010, we recognized acquisition-related transaction costs as we continued to explore acquisitions and other strategic opportunities to strengthen our competitive position and support our growth, including transaction costs relating to the potential acquisition of NYSE Euronext that we incurred during the six and three months ended June 30, 2011 and transaction costs relating to the acquisition of CLE that we incurred during the six and three months ended June 30, 2010. During the six and three months ended June 30, 2010, we incurred a $14.3 million loss on a currency hedge that was purchased at the time of the CLE transaction announcement. The tax effects of these items are calculated by applying specific legal entity and jurisdictional marginal tax rates. Adjusted net income attributable to ICE for the periods presented below is calculated by adding net income attributable to ICE, the acquisition-related transaction costs and the loss on the hedge related to the CLE acquisition, which costs are not part of our core business, and their related income tax effect.

The following table reconciles net income attributable to ICE to adjusted net income attributable to ICE and calculates adjusted earnings per share attributable to ICE common shareholders as follows for the following periods (in thousands, except per share amounts):

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income attributable to ICE	$250,269	$202,851	$121,365	$101,688
Add: Acquisition-related transaction costs	9,314	2,043	5,877	1,498
Add: Loss on hedge related to CLE acquisition	—	14,278	—	14,278
Less: Income tax benefit effect related to the items above	(3,458)	(4,570)	(2,157)	(4,417)
Adjusted net income attributable to ICE	$256,125	$214,602	$125,085	$113,047
Earnings per share attributable to ICE common shareholders
Basic	$3.41	$2.75	$1.65	$1.37
Diluted	$3.37	$2.72	$1.64	$1.36
Adjusted earnings per share attributable to ICE common shareholders:
Adjusted basic	$3.49	$2.91	$1.70	$1.53
Adjusted diluted	$3.45	$2.87	$1.69	$1.51
Weighted average common shares outstanding:
Basic	73,435	73,818	73,437	73,960
Diluted	74,169	74,645	74,138	74,763

ICE-CORP